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                                 March 16, 2001


[Full Name & Title]
c/o Spacelabs Medical, Inc.
15220 N.E. 40th Street
Redmond, Washington  98073

Dear [First Name]:


           In order to induce you to continue to give your continued attention and dedication to the Company and your assigned duties at Spacelabs Medical, Inc., a publicly traded company organized and incorporated under the laws of the State of Delaware ("the Company"), the Company and you, intending to be legally bound hereby and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:


           1. In the event that, prior to your attaining age 65, your employment with the Company is terminated either by the Company without Cause or by you because the Company has made your working conditions so intolerable that a reasonable executive in your position would feel compelled to resign ("Constructive Discharge"), then you will be entitled to receive the following benefits from the Company:

            (i) within 30 days after the Effective Date , the Company will pay to you in a lump sum in cash the aggregate of the following amounts:

                A. your Accrued Obligations; and

                B. the amount equal to the product of (1) ____ [three in the case of Mr. Lombardi/two in the case of Mr. Richman and Mr. DeFelice] and (2) the sum of (x) your Annual Base Salary and (y) your Highest Annual Bonus; and

                C. a separate lump sum supplemental retirement benefit equal to the difference between (1) the actuarial equivalent (utilizing for this purpose the actuarial assumptions utilized with respect to the Retirement Plan during the 90-day period immediately preceding the Effective Date) of the benefit payable under the Retirement Plan and any SERP which you would receive if your employment continued at your Annual Base Salary and your Recent Average Bonus for a period of three years following the Effective Date, assuming for this purpose that all accrued benefits are fully vested and that benefit accrual formulas are no less advantageous to you than those in effect during the 90-day period immediately preceding the Effective Date, and (2) the actuarial equivalent (utilizing for this purpose the actuarial assumptions utilized with respect to the Retirement Plan during the 90-day period immediately preceding the Effective Date) of

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[Full Name]
Page 2


your actual benefit (paid or payable), if any, under the Retirement Plan and the SERP; and

            (ii) for a period of three years following the Effective Date, or such longer period as any plan, program, practice or policy may provide, the Company shall provide the Welfare Benefit Continuation to you and your family. For purposes of determining your eligibility for retiree benefits pursuant to such plans, practices, programs and policies, you shall be considered to have remained employed for a period of three years following the Effective Date and to have retired on the last day of such period; provided, however, that you shall be entitled to the more favorable of the retiree benefits in effect on the Effective Date or the retiree benefits in effect on the third anniversary of the Effective Date if you had remained employed; and

            (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide the Other Benefits to you and/or your family; and

          2. Upon the occurrence of a Change of Control that occurs while your Change of Control Agreement dated July 24, 1998 ("Change of Control Agreement") remains in effect, the rights and obligations of you and the Company will be determined by the Change of Control Agreement and not by this agreement. Nothing in this agreement is intended to reduce, modify, or eliminate any of your rights pursuant to the Change of Control Agreement.

          3. Nothing herein shall prevent or limit your continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which you may qualify, nor shall anything herein limit or otherwise affect such rights as you may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which you are otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the date of the termination of your employment shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this agreement.

          4. Both parties agree to promptly take the following actions in the event of an Effective Date and the payment or provision of the payments and benefits described in Section 1 hereof shall be conditioned upon:

    (i) your execution of a release, in a form reasonably satisfactory to the Company, releasing the Company, each of its affiliates and their respective stockholders, attorneys, officers, directors, agents, employees, successors and assigns, from claims that arise from or are connected with your employment with the Company and its affiliates or the terminations thereof (but not from claims arising out of any breach of this agreement or the Change of Control Agreement, claims for or rights of contribution or indemnity, or claims for

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[Full Name]
Page 3


          rights or benefits under any plan, policy, practice or program of or any contract or agreement with the Company and its affiliates);

    (ii) the execution of a reasonably satisfactory mutual nondisparagement agreement between you and the Company; and

    (iii) your agreement that, for a period of one year after the Effective Date, you will not (a) directly solicit for employment, or interfere with the employment relationship of, any then-current officer or employee of the Company or any of its affiliates without the prior written consent of the Company, or (b) directly solicit any of the then-current customers of or suppliers to the Company or any of its affiliates so as to interfere with their relationship with the Company or any of its affiliates relating to the Company's primary products.

          5. Section 10 of your Change of Control Agreement (relating to Confidential Information) is incorporated by reference herein as though set forth her in full and you agree to company with that provision as your obligation hereunder independent of your obligations under the Change of Control Agreement.


          6. The Company's obligation to make the payments provided for in this agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against you or others. In no event shall you be obligated to seek other employment or take any other action by way of mitigation of the amounts payable under any of the provisions of this agreement and, except as provided in Section 6(a)(ii) of the Change of Control Agreement, such amounts shall not be reduced whether or not you obtain other employment. The Company agrees to pay promptly upon invoice, to the full extent permitted by law, all legal fees and expenses which you may incur as a result of any contest (regardless of the outcome thereof) by the Company, you or others of the validity or enforceability of, or liability under, any provision of this agreement or any guarantee of performance thereof (including as a result of any contest by you about the amount of any payment pursuant to this agreement). The Company may withhold from any amounts payable under this agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          7. If there shall be any dispute between the Company and you (i) in the event of any termination of your employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by you, whether Constructive Discharge existed, or (iii) arising out of the form or finalization by the Company of documents set forth in section 4 of this agreement, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by you of the existence of Constructive Discharge was not made in good faith, the Company shall pay all amounts, and provide all benefits, to you and/or your family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 1 as

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[Full Name]
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though such termination were by the Company without Cause or by you for
Constructive Discharge; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by you or on your behalf to repay all such amounts to which you are ultimately adjudged by such court not to be entitled.

           8. This agreement is personal to you and without the prior written consent of the Company shall not be assignable by you otherwise than by will or the laws of descent and distribution. This agreement shall inure to the benefit of and be enforceable by your legal representatives. This agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this agreement by operation of law, or otherwise.

           9. This agreement shall be governed by and construed in accordance with the laws of the State of Washington, without reference to principles of conflict of laws. This agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement. The failure of either party to insist upon strict compliance with any provision hereof or the failure to assert any right such party may have hereunder, including without limitation, your right to terminate employment for Constructive Discharge, shall not be deemed to be a waiver of such provision or right or any other provision or right of this agreement. All notices and other communications hereunder shall be given in the manner provided in the Change of Control Agreement.

           10. Capitalized terms used herein but not defined herein shall have the meaning as defined in your Change of Control Agreement (even if the Change of Control Agreement has been terminated), except that as used herein and (for purposes hereof) in defined terms in the Change of Control Agreement the term "Effective Date" shall mean the date on which your employment with the Company terminates for any reason and the term "Employment Period" shall mean the period following the date of this agreement during which you are employed by the company; provided however that employment pursuant to this agreement shall be "at-will" and may be terminated by either the Company or you at any time with or without Cause, subject to your rights under this agreement. It is the intention of the parties that this agreement shall have immediate legal force and effect and that they be bound by same as of the date hereof.


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[Full Name]
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           If the foregoing accurately describes our agreement, please sign the enclosed copy of this agreement.

Sincerely,

SPACELABS MEDICAL, INC.


By __________________________
   [Name]
   [Title]

Agreed and Accepted:


_____________________________
[Full Name]